Exhibit 99.1

CONSENT IN WRITING OF

BOARDS OF DIRECTORS OF

LEGACY VENTURES INTERNATIONAL, INC.

April 11, 2022

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being all of the Directors of LEGACY VENTURES INTERNATIONAL, INC., a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1.	Stock Issuance

RESOLVED, that the Company is hereby authorized and instructed to issue in the name of the following persons for an aggregate number of 50,000,000 shares of Common Shares, par value $0.0001 per share (“Common Shares”) IN consideration of a total proceed of $40,000 at a price of $0.0008 per share:

Name	Shares to issue	Payment	Per share price

Wei TJONG	50,000,000	$40,000	$0.0008
Total	50,000,000	$40,000

RESOLVED, that the proper officers of this corporation be, and they hereby are authorized to issue and cause to be issued any and all documents and stock certificates necessary to effectuate the preceding resolution.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

DIRECTORS:

/s/ Pak Hong WAN
Pak Hong WAN

/s/ Ying Feng LAI
Ying Feng LAI